Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Timothy A. Bonang, Vice President, Investor Relations
Elisabeth Olmsted, Manager, Investor Relations
(617) 219-1440

Government Properties Income Trust Announces 2013 First Quarter Results

Newton, MA (April 30, 2013): Government Properties Income Trust (NYSE: GOV) today announced its financial results for the quarter ended March 31, 2013.

Results for the Quarter Ended March 31, 2013:

Normalized funds from operations, or Normalized FFO, for the quarter ended March 31, 2013 were $30.3 million, or $0.56 per share, compared to Normalized FFO for the quarter ended March 31, 2012 of $25.2 million, or $0.54 per share.

Net income was $24.7 million, or $0.45 per share, for the quarter ended March 31, 2013 compared to $13.1 million, or $0.28 per share, for the quarter ended March 31, 2012. Net income for the quarter ended March 31, 2013 includes a net gain on sale of properties from discontinued operations of $8.2 million, or $0.15 per share.

The weighted average number of common shares outstanding was 54.6 million and 47.1 million for the quarters ended March 31, 2013 and 2012, respectively.

A reconciliation of net income determined according to U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO for the quarters ended March 31, 2013 and 2012 appears later in this press release.

Occupancy and Leasing Results:

As of March 31, 2013, 92.8% of GOV’s rentable square feet was leased, compared to 91.9% leased as of March 31, 2012, and 92.5% leased as of December 31, 2012.

GOV entered into leases for approximately 199,000 rentable square feet during the quarter ended March 31, 2013, which had weighted average rental rates that were approximately 14.8% above prior rents for the same space.

Property Sales:

Since January 1, 2013, GOV has sold two properties for an aggregate sales price of $18.5 million, excluding closing costs, as follows:

•                  In February 2013, GOV sold an office property located in Oklahoma City, OK with 185,881 rentable square feet for $16.3 million, excluding closing costs, and recognized a gain on sale of $8.2 million.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.

No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

•                  In March 2013, GOV sold an office property located in Tucson, AZ with 31,051 rentable square feet for $2.2 million, excluding closing costs, and recognized a loss on sale of $30,000.

Conference Call:

On Tuesday, April 30, 2013, at 1:00 p.m. Eastern Time, David Blackman, President and Chief Operating Officer, and Mark Kleifges, Treasurer and Chief Financial Officer, will host a conference call to discuss the first quarter 2013 results.

The conference call telephone number is (800) 230-1951.  Participants calling from outside the United States and Canada should dial (612) 332-0342.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through 11:59 p.m. Eastern Time on May 7, 2013.  To hear the replay, dial (320) 365-3844.  The replay pass code is 290592.

A live audio webcast of the conference call will also be available in a listen only mode on GOV’s website, which is located at www.govreit.com.  Participants wanting to access the webcast should visit GOV’s website about five minutes before the call.  The archived webcast will be available for replay on GOV’s website for about one week after the call.  The recording and retransmission in any way of GOV’s first quarter conference call is strictly prohibited without the prior written consent of GOV.

Supplemental Data:

A copy of GOV’s First Quarter 2013 Supplemental Operating and Financial Data is available for download at GOV’s website, www.govreit.com. GOV’s website is not incorporated as part of this press release.

Government Properties Income Trust is a real estate investment trust, or REIT, which owns properties located throughout the United States that are majority leased to the U.S. Government and other government tenants.  As of March 31, 2013, GOV owned 82 properties with approximately 10.0 million rentable square feet.  GOV is headquartered in Newton, Massachusetts.

Please see the following pages for a more detailed statement of GOV’s operating results and financial condition and for an explanation of GOV’s calculation of FFO and Normalized FFO.

GOVERNMENT PROPERTIES INCOME TRUST

CONDENSED CONSOLIDATED STATEMENTS OF INCOME, FUNDS FROM OPERATIONS AND

NORMALIZED FUNDS FROM OPERATIONS

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2013	2012

Rental income	$57,678	$49,997

Expenses:
Real estate taxes	6,503	5,479
Utility expenses	3,987	3,731
Other operating expenses	9,578	8,767
Depreciation and amortization	13,696	11,910
Acquisition related costs	34	49
General and administrative	3,249	3,002
Total expenses	37,047	32,938

Operating income	20,631	17,059

Interest and other income	11	8
Interest expense (including net amortization of debt premiums and deferred financing fees of $331 and $324, respectively)	(4,147)	(4,023)
Equity in earnings of an investee	76	45
Income before income tax expense	16,571	13,089

Income tax expense	(43)	(45)
Net income from continuing operations	16,528	13,044
Discontinued operations:
Income from discontinued operations	30	15
Net gain on sale of properties from discontinued operations	8,168	—
Net income	$24,726	$13,059

Calculation of Funds from Operations (FFO) and Normalized FFO:(1)
Net income	$24,726	$13,059
Plus: depreciation and amortization from continuing operations	13,696	11,910
Plus: depreciation and amortization from discontinued operations	45	162
Less: net gain on sale of properties from discontinued operations	(8,168)	—
FFO	30,299	25,131
Plus: acquisition related costs	34	49
Normalized FFO	$30,333	$25,180

Weighted average common shares outstanding	54,645	47,052

Per common share:
Income from continuing operations	$0.30	$0.28
Income from discontinued operations	$0.15	$—
Net income	$0.45	$0.28
FFO	$0.55	$0.53
Normalized FFO	$0.56	$0.54

(1)  GOV calculates FFO and Normalized FFO as shown above.  FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, plus real estate depreciation and amortization, excluding any gain or loss on sale of properties, as well as other adjustments currently not applicable to GOV.  Our calculation of Normalized FFO differs from NAREIT’s definition of FFO because GOV excludes acquisition related costs.  GOV considers FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income, operating income and cash flow from operating activities.  GOV believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of our operating performance between periods and between GOV and other REITs.  FFO and Normalized FFO are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders.  Other factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving credit facility and term loan agreements, the availability of debt and equity capital to us, our expectation of our future capital requirements and operating performance, and our expected needs and availability of cash to pay our obligations.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.  GOV believes that FFO and Normalized FFO may facilitate an understanding of our consolidated historical operating results.  These measures should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in our Condensed Consolidated Statements of Income and Comprehensive Income and Condensed Consolidated Statements of Cash Flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than GOV does.

GOVERNMENT PROPERTIES INCOME TRUST

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share data)

(unaudited)

	March 31,	December 31,
	2013	2012
ASSETS

Real estate properties:
Land	$243,584	$244,655
Buildings and improvements	1,281,140	1,288,813
	1,524,724	1,533,468
Accumulated depreciation	(182,967)	(175,482)
	1,341,757	1,357,986

Acquired real estate leases, net	138,273	144,484
Cash and cash equivalents	3,586	5,255
Restricted cash	2,164	1,553
Rents receivable, net	31,011	29,099
Deferred leasing costs, net	8,301	7,661
Deferred financing costs, net	5,271	5,718
Due from related persons	286	—
Other assets, net	9,321	10,378
Total assets	$1,539,970	$1,562,134

LIABILITIES AND SHAREHOLDERS’ EQUITY

Unsecured revolving credit facility	$27,500	$49,500
Unsecured term loan	350,000	350,000
Mortgage notes payable	92,526	93,127
Accounts payable and accrued expenses	19,820	19,208
Due to related persons	2,741	3,719
Assumed real estate lease obligations, net	18,196	19,129
Total liabilities	510,783	534,683

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value:
70,000,000 shares authorized, 54,664,118 and 54,643,888 shares issued and outstanding, respectively	547	547
Additional paid in capital	1,104,497	1,103,982
Cumulative net income	162,019	137,293
Cumulative other comprehensive income	91	99
Cumulative common distributions	(237,967)	(214,470)
Total shareholders’ equity	1,029,187	1,027,451

Total liabilities and shareholders’ equity	$1,539,970	$1,562,134